Exhibit 23.2


                        Consent of Independent Auditors

     We consent to the inclusion in this registration statement on Form S-4 and Prospectus of our report, dated February 6, 2004, except for Note 21 as to which the date is March 10, 2004, on our audits of the consolidated financial statements of Lincoln Bancorp. We also consent to the references to our firm
under  the  caption   "Independent   Public  Accountants  and  Experts"  in  the
Prospectus.



/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
April 20, 2004